Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2011 FIRST-QUARTER RESULTS

Sales Increases Posted in Hearing Health and Professional Audio Communications; Centauri Medical Device Submitted to FDA for Approval

ARDEN HILLS, Minn. — May 3, 2011 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature body-worn devices, today announced financial results for its first quarter ended March 31, 2011.

For the 2011 first quarter, the company reported net sales of $13.8 million, versus net sales of $14.6 million for the prior-year period. The company reported a net loss in the 2011 first quarter of $290,000, or $0.05 per diluted share, compared to net income before discontinued operations of $178,000, or $0.03 per diluted share, for the prior-year first quarter.

“We delivered year-over-year sales gains in both hearing health and professional audio communications, but temporary softness in our medical business offset these advances,” said Mark S. Gorder, president and chief executive officer of IntriCon. “The 2010 fourth-quarter lull we saw in medical orders persisted during the 2011 first quarter, as a few large customers experienced fluctuations in demand and worked through inventory levels above their immediate needs. In discussions with our medical OEM customers, we continue to believe this lull in medical orders is temporary, and we anticipate order patterns to normalize in the second half of 2011.”

First-Quarter Results

Professional audio communications revenue rose 9.4 percent over the prior-year first quarter. Driving the increase was accelerated growth from the company’s high-performance microphone and hearing-protection products used in the aviation, police, military and professional audio markets. Hearing health was up 1.0 percent from the 2010 first quarter as pent-up demand and the overall rebound in the hearing aid market continued to favorably impact results. Medical declined 16.8 percent from the prior-year period due to the factors noted above.

Said Gorder, “Our professional audio communications business continues to post strong results. Customers are demanding smaller and more durable products that perform well in noisy or hazardous environments—and we’re meeting their needs by introducing value-added acoustical solutions for demanding environments.

“In the hearing health business, the first quarter is historically our weakest. We are very encouraged with the modest gain over the prior-year period driven by significant growth in our digital signal processing (DSP) circuits, partially offset by temporary declines in legacy products. Moreover, we expect the recent introductions of our new hybrid Overtus™ DSP amplifier and APT™ Open in-the-canal (ITC) hearing aid to generate future growth.”

As a percentage of total 2011 first-quarter revenue, IntriCon’s medical business contributed 39 percent, with hearing health and professional audio communications contributing 40 percent and 21 percent, respectively. This compares to 45 percent, 37 percent and 18 percent for medical, hearing health and professional audio communications, respectively, in the 2010 first quarter.

Gross profits in the 2011 first quarter were 22.4 percent, down from 25.3 percent in the prior-year period, primarily due to sales mix and volume.

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IntriCon Corporation 2011 First-Quarter Results

May 3, 2011

Key Milestones

As noted above, IntriCon launched its new, patent-pending APT™ Open ITC hearing aid during the first quarter. A complete, technically advanced hearing aid, APT is powered by IntriCon’s Overtus DSP amplifier and features the company’s Reliant CLEAR™ adaptive feedback canceller and the AcousTAP ™ acoustic push button. Reliant CLEAR is the latest in feedback cancellation, offering added stable gain and faster reaction time. The AcousTAP Switch changes user programs when the ear is patted, which eliminates the physical push button, saving size and cost.

Said Gorder, “Customer response to APT and Overtus has been very positive. While there is an initial learning curve with fitting the small devices, we anticipate growth from these product lines over the course of 2011.”

According to Gorder, IntriCon is in the final stages of commercializing its PhysioLink wireless technology. As previously disclosed, PhysioLink enables audio and data streaming to ear-worn and body-worn applications over distances of up to five meters. While PhysioLink has applications across multiple markets-including medical, hearing health and professional audio communications-the first product platform to incorporate the technology will be Sirona, the company’s second-generation wireless cardiac diagnostic monitoring (CDM) device.

IntriCon’s situational listening device (SLD) product platform also will leverage PhysioLink. SLDs help assist people to hear in noisy environments, allowing them to listen to television, music and direct broadcast by wireless connection. SLDs supplement conventional hearing aids that don’t handle noisy situations well. The company will conduct market trials of its SLD platform in the second half of 2011, and anticipates moderate 2011 revenue from the initial embodiments.

In the medical arena, IntriCon recently submitted the Centauri, its first-generation CDM device, for 510(k) approval with the Food and Drug Administration (FDA). The company anticipates FDA approval in the second half of 2011; with the product available for sale in late 2011. The Sirona, which incorporates PhysioLink technology, will be submitted for 510(k) approval in mid 2011. Said Gorder, “We are excited about the recent submission of the Centauri, and the progress we have made on the Sirona. Initial feedback from lead customers has been very positive.”

Continued Gorder, “Research and development remains a priority at IntriCon and our 2011 first quarter investments in this area were consistent with the 2010 fourth quarter. As we continue to work to develop our core technologies across multiple product platforms and launch new devices, research and development is critical to our long-term growth.

“To that end, our strategy remains constant: designing the best portfolio of products and technologies that enhance the world that we live in. This entails making body-worn devices that are smaller, better connected and more mobile.”

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Tuesday, May 3, 2011, beginning at 4:00 p.m. CT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review financial performance and discuss the company’s strategies. To join the conference call, dial:

1-800-762-8795 (international 1-480-629-9868) and provide the conference identification number 4435805 to the operator.

A replay of the conference call will be available one hour after the call ends through 11:59 p.m. CT on Monday, May 9, 2011. To access the replay, dial 1-800-406-7325 (international 1-303-590-3030) and enter access code: 4435805.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops, manufactures and distributes miniature and micro-miniature body-worn devices. The company is focused on three key markets: medical, hearing health, and professional audio communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

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IntriCon Corporation 2011 First-Quarter Results

May 3, 2011

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “anticipate”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products and their timing, strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the Centauri, Scenic, Overtus, APT, Sirona, PhysioLink, wireless glucose monitor and situational listening device products and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, government regulation and review of products, foreign currency risks arising from the company’s foreign operations, ability to satisfy and maintain compliance with the covenants under the company’s loan facility, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon: Scott Longval, CFO 651-604-9526 slongval@intricon.com	At Padilla Speer Beardsley: Matt Sullivan/Marian Briggs 612-455-1700 msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2011 First-Quarter Results

May 3, 2011

IntriCon Corporation

Consolidated Condensed Statements of Operations (in thousands, except per share data)

	Three Months Ended
	March 31, 2011 (Unaudited)	March 31, 2010 (Unaudited)

Sales, net	$13,768	$14,553
Cost of sales	10,688	10,877
Gross profit	3,080	3,676

Operating expenses:
Sales and marketing	803	787
General and administrative	1,404	1,444
Research and development	1,249	1,119
Total operating expenses	3,456	3,350
Operating income (loss)	(376)	326

Interest expense	(142)	(169)
Equity in income (loss) of partnerships	209	(12)
Other (expense) income	(8)	44
Income (loss) from continuing operations before income taxes and discontinued operations	(317)	189

Income tax (benefit) expense	(27)	11
Income (loss) before discontinued operations	(290)	178

Loss from discontinued operations, net of income taxes	―	(160)
Net income (loss)	$(290)	$18

Basic income (loss) per share:
Continuing operations	$(0.05)	$0.03
Discontinued operations	0.00	(0.03)
Net income (loss)	$(0.05)	$0.00

Diluted income (loss) per share:
Continuing operations	$(0.05)	$0.03
Discontinued operations	0.00	(0.03)
Net income (loss)	$(0.05)	$0.00

Average shares outstanding:
Basic	5,559	5,471
Diluted	5,559	5,471

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IntriCon Corporation 2011 First-Quarter Results

May 3, 2011

IntriCon Corporation

Consolidated Condensed Balance Sheets (in thousands, except per share data)

	March 31, 2011 (Unaudited)	December 31, 2010
Current assets:
Cash	$399	$281
Restricted cash	491	478
Accounts receivable, less allowance for doubtful accounts of $220 at March 31, 2011 and $219 at December 31, 2010	7,610	8,228
Inventories	8,553	8,331
Refundable income taxes	83	―
Other current assets	702	446
Total current assets	17,838	17,764

Machinery and equipment	36,789	36,610
Less: Accumulated depreciation	30,700	30,184
Net machinery and equipment	6,089	6,426

Goodwill	9,709	9,709
Investment in partnerships	1,318	1,109
Other assets, net	1,181	1,259
Total assets	$36,135	$36,267

Current liabilities:
Checks written in excess of cash	$73	$409
Current maturities of long-term debt	2,092	2,095
Accounts payable	4,259	3,161
Accrued salaries, wages and commissions	1,756	1,593
Deferred gain	110	110
Partnership payable	260	260
Income taxes payable	―	24
Other accrued liabilities	1,274	1,497
Total current liabilities	9,824	9,149

Long-term debt, less current maturities	5,934	6,465
Other postretirement benefit obligations	704	710
Long-term partnership payable	240	240
Deferred income taxes	190	169
Accrued pension liabilities	477	464
Deferred gain	468	495
Other long-term liabilities	9	4
Total liabilities	17,846	17,696
Commitments and contingencies
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 6,079 and 6,073 shares issued; 5,563 and 5,557 shares outstanding at March 31, 2011 and December 31, 2010, respectively	6,079	6,073
Additional paid-in capital	15,680	15,644
Accumulated deficit	(1,934)	(1,644)
Accumulated other comprehensive loss	(271)	(237)
Less: 516 common shares held in treasury, at cost	(1,265)	(1,265)
Total shareholders’ equity	18,289	18,571
Total liabilities and shareholders’ equity	$36,135	$36,267

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